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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Triton PCS, Inc. and its subsidiaries of our reports dated February 14, 2003, except for Note 16, as to which the date is February 26, 2003, Note 17, as to which the date is May 19, 2003, and Note 18, as to which the date is July 15, 2003, relating to the consolidated financial statements and financial statement schedule of Triton PCS, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 18, 2003